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                                                                    EXHIBIT 10.1

                                ENCORE PORTFOLIO

                      CONTRIBUTION AND ASSIGNMENT AGREEMENT

         THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this "Agreement") is made and entered into as of the 17th day of February, 2004, by and among MHC-ENCORE HOLDINGS, L.P. (together with its affiliates, designees and assigns, the "Partnership"), a Delaware limited partnership having an address of c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606, EMB/NHC, L.L.C. ("Contributor"), a Delaware limited liability company having an address of c/o National Home Communities, L.L.C., 6991 East Camelback Road, Suite B-310, Scottsdale, Arizona 85251, and the "New GP Entities" (as hereinafter defined), each having an address of c/o National Home Communities, L.L.C., 6991 East Camelback Road, Suite B-310, Scottsdale, Arizona 85251.

                                R E C I T A L S:

         A. EMB/NHC-NewGP-LEMB, Inc., a Delaware corporation ("New GP-LEMB") owns the sole general partner interest, and Contributor owns the sole limited partner interest, of LEMB, L.P., a Delaware limited partnership ("LEMB LP"), which indirectly, through one or more entities, owns an interest (I) in the properties known as (i) "Encore Port Charlotte," located in Port Charlotte, Florida, on the real property more particularly described on Exhibit A-1 attached hereto and containing all of the property described in Section 1(C) herein ("Port Charlotte Property"), (ii) "Encore Harlingen," located in Harlingen, Texas on the real property more particularly described on Exhibit A-2 attached hereto and containing all of the property described in Section 1(C) herein ("Encore Harlingen Property"), and (iii) "Sunburst Harlingen," located in Harlingen, Texas, on the real property more particularly described on Exhibit A-3 attached hereto and containing all of the property described in Section 1(C) herein ("Sunburst Harlingen Property"), (iv) "Sunburst Port Richey," located in Port Richey, Florida, on the real property more particularly described on Exhibit A-4 attached hereto and containing all of the property described in
Section 1(C) herein ("Port Richey Property"), (v) "Encore Vero Beach," located in Vero Beach, Florida, on the real property more particularly described on Exhibit A-5 attached hereto and containing all of the property described in
Section 1(C) herein ("Vero Beach Property"), (vi) "Encore Daytona Beach," located in Daytona Beach, Florida, on the real property more particularly described on Exhibit A-6 attached hereto and containing all of the property described in Section 1(C) herein ("Daytona Beach Property"), and (II) a ground lease interest in the property known as "Tahoe Valley Campground," located in Lake Tahoe, California, on the real property more particularly described on Exhibit A-7 attached hereto and containing all of the property described in
Section 1(C) herein ("Tahoe Property"). In addition, LEMB LP owns all of the outstanding equity interests of Encore Communities, L.L.C., a Delaware limited liability company.

         B. EMB/NHC-NewGP-LEMB II, Inc., a Delaware corporation ("New GP-LEMB II"), owns the sole general partner interest, and Contributor owns the sole limited partner interest, of LEMB II, L.P., a Delaware limited partnership ("LEMB II LP"), which (I) owns a

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ground lease interest in the properties known as (i) "Southern Comfort," located in Weslaco, Texas, on the real property more particularly described on Exhibit A-8 attached hereto and containing all of the property described in Section 1(C) herein ("Southern Comfort Property"), (ii) "Sunburst Weslaco," located in Weslaco, Texas on the real property more particularly described on Exhibit A-9 attached hereto and containing all of the property described in Section 1(C) herein ("Weslaco Property"), (iii) "Encore Mercedes," located in Mercedes,
Texas, on the real property more particularly described on Exhibit A-10 attached hereto and containing all of the property described in Section 1(C) herein ("Mercedes Property"), and (II) indirectly, through one or more entities, owns an interest the Port Charlotte Property, the Encore Harlingen Property, the Sunburst Harlingen Property, the Port Richey Property, the Vero Beach Property, the Daytona Beach Property, and the Tahoe Property.

         C. EMB/NHC-NewGP-LEMB III, Inc., a Delaware corporation ("New GP-LEMB III"), owns the sole general partner interest, and Contributor owns the sole limited partner interest, of LEMB III, L.P., a Delaware limited partnership ("LEMB III LP"), which owns the properties known as (i) "Paradise Park," located in Paradise Park, Texas, on the real property more particularly described on Exhibit A-11 attached hereto and containing all of the property described in
Section 1(C) herein ("Paradise Park Property"), (ii) "Sunburst St. Petersburg," located in St. Petersburg, Florida on the real property more particularly described on Exhibit A-12 attached hereto and containing all of the property described in Section 1(C) herein ("St. Petersburg Property"), and (iii) "Encore Sarasota South," located in Sarasota South, Florida, on the real property more particularly described on Exhibit A-13 attached hereto and containing all of the property described in Section 1(C) herein ("Sarasota South Property").

         D. EMB/NHC-NewGP-CA3, Inc., a Delaware corporation ("New GP-CA3"), owns the sole general partner interest, and Contributor owns the sole limited partner interest, of NHC-CA3, L.P., a Delaware limited partnership ("NHC-CA3 LP"), which owns the property known as "Pacific Dunes Ranch," located in California Central Coast, California, on the real property more particularly described on Exhibit A-14 attached hereto and containing all of the property described in Section 1(C) herein ("Pacific Dunes Property").

         E. EMB/NHC-NewGP-CA4, Inc., a Delaware corporation ("New GP-CA4"), owns the sole general partner interest, and Contributor owns the sole limited partner interest, of NHC-CA4, L.P., a Delaware limited partnership ("NHC-CA4 LP"), which indirectly, through one or more entities, owns an interest in the Port Charlotte Property, the Encore Harlingen Property, the Sunburst Harlingen Property, the Port Richey Property, the Vero Beach Property, the Daytona Beach Property, and the Tahoe Property.

         F. On or about January 8, 2004, Contributor provided the requisite notice ("Notice") under each of the partnership agreements of the Property Owners (the "Partnership Agreements") to exercise the buy/sell provisions contained in Section 5.4 of the Partnership Agreements (the "Buy/Sell Provisions").

         G. Property Asset Management, Inc. and/or its affiliates as general and limited partners of the Property Owners (collectively, "PAMI") failed to respond to the Notice in a manner sufficient to qualify as the "Buyer" within the meaning of the Buy/Sell Provisions.

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         H.       Contributor has represented to the Partnership that PAMI has breached its obligations under the Partnership Agreements and has repudiated the terms of the Partnership Agreements, including without limitation, the Buy/Sell Provisions.

         I. Immediately prior to this Agreement, the Partnership loaned to Contributor an amount necessary to enable Contributor to acquire all of the partnership or membership interests in each of the Property Owners owned by PAMI (collectively, the "PAMI Interests") and to pay PAMI in full for the PAMI Interests within the meaning of the Buy/Sell Provisions, which loan ("Loan") is evidenced by a promissory note payable to the Partnership (the "Note").

         J. Following the acquisition of the PAMI Interests, Contributor directly or indirectly owns all of the issued and outstanding limited partnership or membership interests in the Property Owners (the "LP Interests"), and pursuant to the terms of the Buy/Sell Provisions, Contributor designated New GP to own the general partner or managing member interests of each of the Property Owners (the "GP Interests" and together with the LP Interests, the "Interests").

         K. The Partnership has relied upon the foregoing events and upon Contributor's representations that Contributor qualifies as the "Buyer" within the meaning of the Buy/Sell Provisions in causing the Partnership to make the Loan and in entering into this Agreement.

         L. LEMB LP, LEMB II LP, LEMB III LP, NHC-CA3 LP, and NHC-CA4 LP are sometimes referred to hereinafter individually as a "Property Owner" and collectively as the "Property Owners." New GP-LEMB, New GP-LEMB II, New GP-LEMB III, New GP-CA3, and New GP-CA4 are sometimes referred to hereinafter individually as a "New GP Entity" and collectively as the "New GP Entities."

         M. The Port Charlotte Property, the Encore Harlingen Property, the Sunburst Harlingen Property, the Port Richey Property, the Vero Beach Property, the Daytona Beach Property, the Tahoe Beach Property, the Southern Comfort Property, the Weslaco Property, the Mercedes Property, the Paradise Park Property, the St. Petersburg Property, the Sarasota South Property, and the Pacific Dunes Property are sometimes referred to hereinafter individually as an "Individual Property" and collectively as the "Properties."

         N. Contributor desires to contribute to the Partnership, and the Partnership desires to accept such contribution from Contributor, all of the LP Interests owned by Contributor, upon and subject to the terms and conditions of this Agreement. Each of the New GP Entities desires, and Contributor shall cause New GP, to assign to the Partnership, and the Partnership desires to accept such assignment from Contributor, all of the GP Interests owned by the New GP Entities, upon and subject to the terms and conditions of this Agreement

         THEREFORE, in consideration of and in reliance upon the above Recitals, which by this reference are incorporated herein, the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor, each of the New GP Entities and the Partnership agree as follows:

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1.       CONTRIBUTION AND ASSIGNMENT

         A. Subject to the terms and conditions of this Agreement, Contributor hereby agrees to contribute to the Partnership, at the Closing (as such term is hereinafter defined), all of its right, title and interest in and to all of the LP Interests held by Contributor free and clear of all liens, claims, liabilities and encumbrances. The Partnership shall not assume any obligations or liabilities of the Contributor relating the ownership of the LP Interests arising prior to the date hereof. The Partnership, in reliance upon the representations and warranties of Contributor contained herein and on the terms and conditions herein set forth, hereby agrees to accept the contribution of the LP Interests from Contributor at the Closing on the terms and conditions set forth herein. Notwithstanding anything to the contrary, in the event that it is later determined that Contributor did not acquire the PAMI Interests pursuant to the Buy/Sell Provisions or otherwise, no contribution of the LP Interests shall be deemed to have been made by Contributor and Contributor shall not be deemed to have become a Limited Partner of the Partnership at any time.

         B. Subject to the terms and conditions of this Agreement, each New GP Entity hereby agrees, and Contributor shall cause each New GP Entity, to assign to the Partnership or, at the direction of the Partnership, its designated affiliate, at the Closing (as such term is hereinafter defined), all of its right, title and interest in and to all of the GP Interests held by such New GP Entity free and clear of all liens, claims, liabilities and encumbrances. Neither the Partnership nor any designee of the Partnership shall assume any obligations or liabilities of the Contributor or any New GP Entity relating the ownership of the GP Interests arising prior to the date hereof. The Partnership or its designated affiliate, in reliance upon the representations and warranties of Contributor contained herein and on the terms and conditions herein set forth, hereby agrees to accept the contribution of the GP Interests from such New GP Entity at the Closing on the terms and conditions set forth herein. Notwithstanding anything to the contrary, in the event that it is later determined that Contributor did not acquire the PAMI Interests pursuant to the Buy/Sell Provisions or otherwise, no contribution of the GP Interests shall be deemed to have been made by Contributor.

         C. The Port Charlotte Property, the Encore Harlingen Property, the Sunburst Harlingen Property, the Port Richey Property, the Vero Beach Property, the Daytona Beach Property, the Tahoe Beach Property, the Southern Comfort Property, the Weslaco Property, the Mercedes Property, the Paradise Park Property, the St. Petersburg Property, the Sarasota South Property, and the Pacific Dunes Property shall mean and include all of the respective Property Owner's direct or indirect right, title and interest in and to the following described property with respect to each Individual Property:

                  (i) the real estate owned (or ground leased, as applicable) by such Property Owner described on Exhibits A-1 through A-14 attached to this Agreement, respectively (as applicable with respect to each Individual Property); together with all and singular the easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining (the "Individual Tract of Land");

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                  (ii)     any land lying in the bed of any street, alley, road
         or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Individual Tract of Land or any of it, any award made or to be made as a result of or in lieu of condemnation affecting the Individual Property or any part thereof, and any award for damage to the Individual Property or any part thereof by reason of casualty (all of the foregoing being included within the term "Individual Tract of Land");

                  (iii) all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Individual Tract of Land, including, without limitation, any and all recreational buildings, structures and facilities, plumbing, heating, ventilating, air conditioning, mechanical, electrical and other utility systems, water and sewage treatment plants and facilities (including wells and septic systems), parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, security devices, signs and light fixtures, which are not owned by tenants under the Individual Property Leases (as such term is hereinafter defined) (collectively, the "Individual Improvements") (the Individual Tract of Land and the Individual Improvements being herein collectively referred to as the "Individual Premises");

                  (iv) all manufactured homes, recreational vehicles and park model homes, furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, office supplies and equipment, and other tangible personal property of every kind and description situated in, on, over or under the Individual Premises or used in connection therewith which are not owned by tenants under the Individual Property Leases, together with all replacements and substitutions therefor (together with the items described in Section 1(C)(v) below and the Individual Intangible Personal Property described in Section 1(C)(vi) below, collectively, the "Individual Personal Property"), a substantially complete and accurate itemization of which may be submitted to the Partnership pursuant to Section 5(A)(iii) below;

                  (v) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, soil tests, environmental reports, appraisals, police reports, and other documentation for or with respect to the Individual Property or any part thereof; all available tenant lists and data, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, stationery, brochures, booklets, manuals and promotional, marketing and advertising materials concerning the Individual Property or any part thereof; any declarations, by-laws, minute books and other materials relating to any homeowners' association or similar organization affecting the Individual Property, together with all supporting documentation relating thereto; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and the Individual Property Leases) used in connection with the operation of the Individual Property or any part thereof;

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                  (vi)     the Individual Property Leases and the Individual
         Property Service Contracts (as such term is hereinafter defined), and all other intangible personal property used in connection with or arising from the business now or hereafter conducted on or from the Individual Property or any part thereof, including, without limitation, claims, choses in action, lease and other contract rights, names and telephone exchange numbers, reservation and contact lists, software, web sites, goodwill, going-concern value, favorable ratings and recommendations in national, regional and local trade publications and the like (collectively, the "Individual Intangible Personal Property"). A summary of all current leases and other occupancy agreements affecting the Individual Premises or any part thereof (collectively, the "Individual Property Leases," with such summary being hereinafter referred to as the "Individual Property Rent Roll"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security deposit paid, the term of each Individual Property Lease, and a description of any right to renew or extend, may be submitted to the Partnership pursuant to Section 5(A)(i) below. A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits, including, without limitation, cable television and satellite master antenna television system agreements, affecting or pertaining in any way to the Individual Property or any part thereof (collectively, the "Individual Property Service Contracts") may be submitted to the Partnership pursuant to Section 5(A)(ii) below; and

                  (vii) all cash, cash equivalents and inventory, including monies held on account by lenders (the "Cash").

2.       CONSIDERATION

         The total consideration to be given by the Partnership to Contributor in exchange for (i) Contributor's contribution of the LP Interests to the Partnership and (ii) each New GP Entity's assignment of the GP Interests to the Partnership shall be the issuance by the Partnership to Contributor of a 13.66% limited partnership interest in the Partnership (the "Master LP Interest") and the extinguishment of the Note (the "Consideration").

3.       CLOSING

         A. CLOSING DATE. The closing ("Closing") of the transaction contemplated by this Agreement (i.e., the contribution and assignment of the Interests, and the satisfaction of all other terms and conditions of this Agreement) shall be consummated at the office of the Partnership on or before February 17, 2004 (the "Closing Date"); provided, however, that the Closing Date may be accelerated or delayed upon the parties' mutual written agreement.

         B.       CLOSING DOCUMENTS.

                  (i) Contributor. At the Closing, Contributor shall deliver to the Partnership the following items (the "Transaction Documents") (each in form and substance reasonably acceptable to the Partnership, if not attached to this Agreement as an Exhibit and executed [if necessary] by Contributor):

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                           (a)      an assignment and assumption agreement
                  substantially in the form attached hereto as Exhibit B, pursuant to which (i) Contributor transfers its LP Interests to the Partnership and (ii) the Partnership assumes all obligations of Contributor in the applicable Property Owner in accordance with the terms of the partnership agreement of such Property Owner;

                           (b) a counterpart signature page to the Limited Partnership Agreement of the Partnership (the "Master LP Agreement");

                           (c)      the originally executed Note for
                  cancellation by the Partnership;

                           (d)      evidence of the termination of the
                  applicable property management or other management agreement with respect to each Individual Property and any manufactured home, recreational vehicle or park model home sale brokerage agreements;

                           (e) all other necessary or appropriate documents as are necessary for Contributor to comply with its obligations under this Agreement, or as reasonably required by the Partnership in order to perfect the conveyance, transfer and assignment of the LP Interests and GP Interests to the Partnership or the Partnership's designee.

                  (ii) New GP Entities. At the Closing, each New GP Entity shall deliver to the Partnership an assignment and assumption agreement substantially in the form attached hereto as Exhibit B, pursuant to which (i) such New GP Entity transfers its GP Interests to the Partnership or its designee and (ii) the Partnership or its designee assumes all obligations of Contributor in the applicable Property Owner in accordance with the terms of the partnership agreement of such Property Owner.

                  (iii) Partnership. The Partnership shall deliver or cause to be delivered to Contributor at the Closing:

                           (a) a copy of the Master LP Agreement indicating the issuance of the Master LP Interest to Contributor, together with a counterpart signature page to the Master LP Agreement; and

                           (b)      the Note, property marked cancelled.

         C. POST-CLOSING DOCUMENTS. After the Closing, Contributor shall, at the request of the Partnership, deliver to the Partnership the following items:

                           (a) a rent roll for the Individual Property certified by the general partner of the Property Owner as being true, complete and correct, in each case with respect to the Individual Property directly or indirectly owned by the applicable Property Owner;

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                           (b)      all of the books and records of each
                  Property Owner or Individual Property;

                           (c) all of the original Individual Property Leases, all written Individual Property Service Contracts, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, blueprints, specifications and drawings, construction drawings, soil tests, environmental reports and other documentation concerning all or any part of the Individual Property and in the possession or control of Contributor, and all keys for the Individual Property;

                           (d) to the extent that a Property Owner does not own any Inventory Homes located at the applicable Individual Property, an appropriate assignment and/or bill of sale, together with certificates of title or manufacturer's statements of origin, for any such Inventory Homes, executed by the applicable person or entity which owns such Inventory Homes;

                           (e) Contributor's affidavit stating, under penalty of perjury, such Contributor's U.S. Taxpayer Identification Number and that Contributor is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code (the "Code");

                           (f)      transfer tax returns as required by
                  applicable law (including, without limitation, a Florida Department of Revenue Form DR-219 with respect to each Individual Property located in Florida);

                           (g) an affidavit or other statement, in form and substance acceptable to the Partnership, which satisfies the requirements of any applicable statute of the state in which the Individual Property is located (if any) which is substantially similar to the requirements of Florida Statutes,
                  Section 723.072.

4.       REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

         A. Contributor, with respect to the Property Owner in which Contributor owns LP Interests, represents and warrants to the Partnership that the following are true, complete and correct as of the date of this Agreement:

                  (i) Except for the that certain action filed against Contributor in the Court of Chancery of the State of Delaware on February 13, 2004, there is no material action, proceeding or investigation pending or, to Contributor's knowledge, threatened against Contributor, the Property Owner or the Individual Property before any court or governmental department, commission, board, agency or instrumentality, and Contributor does not know of any basis for any such action, proceeding or investigation.

                  (ii) Contributor has not received from any governmental authority any notice of any material violation of any zoning, building, fire or health code or any other law,

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         ordinance, rule or regulation applicable to the Individual Property, or any part thereof, of which the Partnership has not been notified.

                  (iii) Contributor is duly organized, validly existing, qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in the breach of any contract, agreement, law, ordinance, rule or regulation to which Contributor is a party or by which Contributor is bound, or give rise to a right, not waived on or before the Closing, to accelerate the maturity of an obligation secured by the applicable existing financing which encumbers any of the Individual Properties.

                  (iv) To Contributor's knowledge, without independent inquiry or investigation, there is no plan, study or effort by any governmental authority or agency which in any way affects or would affect the present use or zoning of the Individual Property, and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect the Individual Property in any way whatsoever.

                  (v) Each of the Property Owners has good and marketable fee simple title to its respective Individual Properties (except for the Southern Comfort Property, the Weslaco Property, the Mercedes Property and the Tahoe Property (collectively, the "Ground Lease Properties") with respect to which the respective Property Owner owns good and marketable title subject to the applicable ground leases and
         (B) the Port Charlotte Property, the Encore Harlingen Property, the Sunburst Harlingen Property, the Port Richey Property, the Vero Beach Property and the Daytona Beach Property with respect to which the respective Property Owner owns an indirect interest)), free and clear of all liens, claims and encumbrances, except as may exist in favor of the lenders with respect to those certain respective loan agreements, notes and mortgages or deeds of trust (the "Existing Loan Documents") evidencing various mortgage and/or mezzanine loans in the outstanding principal amounts listed on Exhibit C (the "Existing Loans"). Contributor has in its possession an ALTA Form B (1970) Owner's Title Insurance Policy (or ground lessee's policy for the Ground Lease Properties) issued in the name of the applicable Property Owner with respect to each of the Individual Properties. At the Partnership's request, Contributor shall cause such title policies to contain a non-imputation endorsement with respect to the applicable Property Owner, and in the event that said non-imputation endorsement is not available in the state in which an Individual Property is located, Contributor shall deliver on behalf of the applicable Property Owner a Non-Imputation Affidavit in the form attached hereto as Exhibit D ("Non-Imputation Affidavit"). None of the Property Owners will own any direct or indirect interest in any entity which is taxable as a corporation under the Internal Revenue Code of 1986, as amended (the "Code") as of March 30, 2004.

                  (vi) Copies of all existing Individual Property Leases have been previously delivered to the Partnership, and such copies are true, complete and correct. Each of the Individual Property Leases is in effect, was the result of arm's-length negotiation, and the

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         rights of each lessee thereunder are as tenants only. No commissions to any broker or leasing agent are due or will become due on account of any of the Individual Property Leases or upon extension or renewal of the original term thereof or upon the leasing of additional space at the Individual Property, whether or not pursuant to an option contained in such Individual Property Lease.

                  (vii) With respect to the Individual Property or any part thereof, there are no unpaid taxes, fees or assessments of any kind or nature whatsoever that are delinquent or otherwise due and payable. All fees and expenses required to be paid in connection with the development and zoning of the Individual Property have been paid in full and there are no agreements with governmental or quasi-governmental authorities, agencies or utilities with respect to the Individual Property or any portion thereof which would bind the Individual Property following the Closing.

                  (viii) All financial information about the Individual Property heretofore or hereafter furnished by Contributor to the Partnership (including, without limitation, the operating statements to be provided to the Partnership pursuant to Section 5(A)(v) below) is and shall be true, complete and correct in all material respects as of the date therein specified and shall present fairly the financial condition of the Individual Property and, with respect to projections, shall be based upon the best information available to Contributor at the time when first delivered to the Partnership.

                  (ix) The transactions contemplated by this Agreement are the result of an unsolicited offer within the meaning of Section 723.071, Florida Statutes.

                  (x) To Contributor's knowledge, and without independent inquiry or investigation, there are no Hazardous Materials (as such term is hereinafter defined) on, in or under the Individual Property, and the Individual Property has never been used to generate, treat, store, dispose of, transport or in any manner deal with Hazardous Materials. For purposes of this Agreement, the term Hazardous Materials shall include hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), petroleum and petroleum products and any other hazardous or toxic materials, substances or wastes regulated under any federal, state or local laws or regulations relating to protection of heath, safety or the environment. There is excepted from the foregoing any Hazardous Materials used, kept, stored or transported upon the Individual Property in accordance with requirements of law and in the ordinary course of the applicable Property Owner's operation of its business upon the Individual Property.

                  (xi) Except as disclosed in writing to the Partnership by Contributor, the ground leases for the Ground Lease Properties are in full force and effect and there are no defaults thereunder or conditions which the giving of notice would rise to an event of default and the transaction contemplated by this Agreement will not cause a default under any of the ground leases for the Ground Lease Properties. Contributor has delivered to the Partnership full, complete and accurate copies of the ground leases for the Ground Lease Properties.

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                  (xii)    Except as disclosed in writing to the Partnership by
         Contributor, the Existing Loan Documents are in full force and effect and there are no defaults thereunder or conditions which the giving of notice would rise to an event of default thereunder. Contributor has delivered to the Partnership full, complete and accurate copies of the Existing Loan Documents.

                  (xiii) Exhibits E-1 through E-16, respectively (as applicable), set forth (a) the issued and outstanding partnership or membership interests of each Property Owner, (b) the capital contributions made by Contributor to each Property Owner, and (c) the capital account balances of Contributor in each Property Owner.

                  (xiv) Contributor has previously delivered to the Partnership the following financial statements of each Property Owner (the "Financial Statements"): (a) the unaudited balance sheet of such Property Owner as of December 31 for each of the years 2002 and 2003, and the related unaudited statements of income and cash flows for each of such fiscal years then ended (the most recent of which, the "Balance Sheet"), and (b) an unaudited balance sheet of such Property Owner as of __________, 2004 (the "Interim Balance Sheet") and the related unaudited statements of income and cash flows for the three months then ended, including, in each case, any notes thereto. Each of the Financial Statements is consistent with the books and records of such Property Owner (which, in turn, are accurate and complete in all material respects) and fairly presents such Property Owner's financial condition, assets and liabilities as of its respective date and the results of operations and cash flows for the period related thereto. The Financial Statements utilize the accrual method of accounting consistent with the method utilized to prepare the relevant tax return of each Property Owner. The Interim Balance Sheet utilizes the cash method of accounting.

                  (xv) Contributor is, and on the Closing Date will be, the sole record and beneficial owner and holder of the LP Interests, and have good and marketable title to the LP Interests, free and clear of all liens, claims and encumbrances. Each New GP Entity is, and on the Closing Date will be, the sole record and beneficial owner and holder of its respective GP Interests, and has good and marketable title to its respective GP Interests, free and clear of all liens, claims and encumbrances, except as may exist in favor of the lenders with respect to the Existing Loan Documents. Upon consummation of the transactions contemplated hereby, the Partnership, together with its designees, will be vested with good and marketable title to all of the outstanding equity securities of the Property Owners free and clear of all liens, claims and encumbrances, except as may exist in favor of the lenders with respect to the Existing Loan Documents. There are no contracts or other agreements relating to the issuance, sale or transfer of any equity securities, phantom stock or appreciation rights, profit participation, or other securities (whether or not convertible) of the Property Owner, including options, warrants, puts or calls, all of which will have been canceled, terminated or expired at no expense to the Property Owner on or before the Closing. No Property Owner (other than LEMB LP, LEMB II LP and NHC-CA4 LP) has owned, owns, or has a contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other business. There are currently existing no preemptive rights with respect to any Interests nor have any Interests been issued in violation of then existing preemptive rights. Each Property Owner shall have the election provided for in Section 754 of the Code in place when Contributor acquires the sole limited partner interest of the Property Owner and when each New GP Entity acquires the sole general partner interest of the applicable Property Owner.

                  (xvi) Each Property Owner has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) other than (a) liabilities or obligations specifically reflected or reserved against in the Financial Statements, (b) current liabilities incurred in the ordinary course of business since the date of the Balance Sheet and (c) obligations under executory contracts that are to be performed in the ordinary course of business and are apparent from the plain reading of such contracts. None of the matters described in clauses (a) through
         (c) hereof is a liability resulting from a breach of contract, breach of warranty, tort, infringement or claim or proceeding.

                  (xvii) No representation or warranty of Contributor in this Agreement or any of the Schedules or Exhibits attached hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (xviii)  No Property Owner currently has any employees.

                  (xix) Each Property Owner has duly filed all federal, state, county and municipal income, excise and other tax returns required to be filed by it as of the date of this Agreement.

                  (xx) All federal, state, county and municipal taxes and assessments and other governmental or quasi-governmental levies of any kind relating to each Property Owner that have become due for payment prior to the date of this Agreement have been paid or shall be paid in full by the Property Owner together with any interest and penalties thereon prior to the Closing.

                  (xxi) Subject to the truth and accuracy of the representations of investors, if any, obtained by Contributor or Property Owner, each offer, sale and issuance of equity interests by Contributor or such Property Owner was or is exempt from the registration requirements of the Securities Act of 1933, as amended, and all applicable state securities laws, and Contributor and Property Owner has complied with, and is currently in compliance with, in all material respects, all applicable federal and state securities laws.

                  (xxii) The statements set forth in the Recitals are true and correct.

                  (xxiii) (A) The aggregate amount of all Cash held by all Property Owners and all Cash held the "Property Owners" (as defined in the Contribution and Assignment Agreement dated as of the date hereof by and among Contributor, MHC-Encore

         Holdings, L.L.C., and the other parties party thereto)(the "Other Property Owners") is not less than $5,500,000 and (B) the aggregate amount of the non-mortgage debt liabilities, mezzanine debt liabilities and ground rent obligations of, or relating to, the Properties held, directly or indirectly, by the Property Owners and the Other Property Owners does not exceed $9,800,000.

         B. The foregoing representations and warranties of Contributor shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement for a period of one (1) year from the Closing Date. Contributor shall protect, defend, indemnify and hold harmless the Partnership, its affiliates, subsidiaries and designees, if any, and their respective principals, shareholders, directors, officers, partners, members, agents, employees, successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (i) any breach of the representations and warranties set forth in
Section 4(A) above or in any Non-Imputation Affidavit, (ii) any misrepresentation by Contributor or non-fulfillment of any covenant to be performed or complied with by Contributor under this Agreement, or (iii) any claim, action or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing, which relates to or arises from the conduct of Contributor's or Property Owner's business or assets on or prior to the Closing.

         C. Contributor shall protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, demands, losses, expenses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses) pursuant to any federal, state or local laws or regulations relating to protection of health, safety or the environment ("Environmental Laws") resulting from the following, if resulting from the acts of Contributor or the Property Owners, their contractors, subcontractors, agents or employees:
(i) the use, generation, transportation, storage, disposal or presence, other than in the Property Owners' ordinary course of their business upon the Individual Properties and in compliance with law, prior to the Closing, on the Individual Properties of any Hazardous Materials or the release or discharge of any Hazardous Materials on, under or from the Individual Properties, (ii) any failure, prior to the Closing, to comply with any Environmental Laws, (iii) the treatment, storage or disposal off the Individual Properties, prior to the Closing, of any Hazardous Materials, or (iv) any breach of the representations and warranties set forth in Section 4(A)(ix) above. This indemnity shall survive the Closing for a period of one (1) year from the Closing Date.

         D.       Contributor shall provide to the Partnership and its auditors
(i) prior to and following the Closing, access at all reasonable times to all financial and other information in Contributor's possession relating to the Properties necessary for the Partnership and its auditors to prepare audited financial statements in conformity with Regulations S-X of the Securities and Exchange Commission ("SEC") or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and (ii) at the Closing (or prior thereto if required by the Partnership's auditors) an executed representations letter, as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements; provided, however, that MHC Operating Limited Partnership shall pay for any actual costs incurred by Contributor in connection with their obligations under this Section 4(D). The obligation of Contributor to provide such access and representations letter shall survive Closing and Contributor shall indemnify and hold the Indemnified Parties harmless from and against any losses, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities arising from the failure of Contributor to comply with these obligations.

4A.      REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         A. The Partnership represents and warrants to Contributor that the following are true, complete and correct as of the date of this Agreement:

                  (i) The Partnership is duly organized, validly existing, qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance will conflict with or result in the breach of any contract, agreement, law, ordinance, rule or regulation to which the Partnership is a party or by which the Partnership is bound.

                  (ii) The Partnership or its affiliate initiated the negotiations regarding its acquisition of the Interests, and Contributor did not solicit the Partnership's offer to acquire the Interests.

         B. The foregoing representations and warranties of the Partnership shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement for a period of one
(1) year from the Closing Date.

5.       SCHEDULES, CONSENTS AND APPROVALS

         A. At the request of the Partnership, Contributor shall furnish to the Partnership any of the following:

                  (i)      the Individual Property Rent Rolls provided for in
         Section 1(C)(v) above, and make available to the Partnership true, correct and complete copies of all the Individual Property Leases;

                  (ii) the lists of all Individual Property Service Contracts provided for in Section 1(C)(vi) above, together with a true, correct and complete copy of each written

         Individual Service Contract and a true, correct and complete summary of each oral Individual Property Service Contract;

                  (iii) the itemizations of the tangible Individual Personal Property as provided for in Section 1(C)(iv) above;

                  (iv) a schedule of all insurance policies owned by or on behalf of each Property Owner with respect to each Individual Property or any part thereof;

                  (v) copies of all operating statements for each Individual Property which are in the possession or control of Contributor for any time during the period commencing with the first day of the second full calendar year preceding the date of this Agreement and ending on the date of this Agreement;

                  (vi) copies of the most recent surveys of and title policies or commitments for each Individual Premises in the possession or control of Contributor;

                  (vii) copies of all environmental reports, termite inspection reports, soil tests, appraisals and police reports (within a three (3) year period prior to the date of this Agreement) for each Individual Property in the possession or control of Contributor; and

                  (viii) copies of any and all tax returns to be filed by the Property Owners for the period ended as of the date of this Agreement and copies of any elections under Section 754 of the Code made or proposed to be made by any Property Owner.

6.       PARTNERSHIP'S CONDITIONS PRECEDENT

         At the option of the Partnership, the obligations of the Partnership under this Agreement are contingent and conditional upon any one (1) or more of the following, the failure of any of which shall, at the election of the Partnership, render this Agreement null and void:

         A. Each and every representation and warranty of Contributor contained herein is true, correct and complete in all material respects as of the Closing.

         B. As of the Closing, Contributor shall have fully performed and satisfied in all material respects each and every obligation, term and condition to be performed and satisfied by Contributor under this Agreement.

         C. As of the Closing, Contributor shall have fully performed and satisfied in all material respects each and every obligation, term and condition to be performed and satisfied by Contributor under the Contribution and Assignment Agreement of even date herewith among the parties with respect to the contribution of partnership interests to MHC-Encore Holdings, L.L.C.

         D. The prospectus for each Individual Property located in Florida as required by Section 723.011, Florida Statutes, shall have been approved by the Florida Department of Business and Professional Regulation (Division of Florida Land Sales, Condominiums and Mobile Homes) (the "Department") as evidenced by a letter from the Department. Contributor shall, and shall cause the Property Owners to, promptly and timely meet all requirements to correct any deficiencies of any such prospectus so that the approval of the Department to said prospectus is not delayed or withheld, but no submission shall be made by the Contributor or Property Owners in connection with said prospectus without the prior written consent of the Partnership.

         E. The applicable Property Owners shall have fully complied with the provisions and requirements of Section 723.071, Florida Statutes with respect to each Individual Property located in Florida. To the extent any Property Owner delivers a notice to the tenants' homeowners' association at its Individual Property located in Florida as required by Section 723.071, Florida Statutes, the Partnership shall not be deemed to have consented or agreed to any allocation of the Consideration set forth in such notice. With respect to each Individual Property located in Florida, the applicable Property Owners shall prepare, execute and deliver to the Partnership the affidavit provided for in
Section 723.072, Florida Statutes, in form suitable for recording.

         If any of the foregoing conditions are not satisfied with respect to any Individual Property, the Partnership shall have the right to terminate this Agreement with respect to such Individual Property.

7.       BROKERAGE

         No brokerage commissions shall be due for services rendered in connection with the contribution and assignment of the Interests. Contributor and the Partnership shall indemnify and hold each other harmless from and against any and all claims of all brokers and finders claiming by, through or under Contributor or the Partnership, as applicable, and in any way related to the contribution and assignment of the Interests, pursuant to this Agreement or otherwise, including, without limitation, reasonable attorneys fees incurred by the indemnified party in connection with such claims.

8.       DEFAULT AND REMEDIES

         A. Notwithstanding anything to the contrary contained in this Agreement, if Contributor or any New GP Entity fails to perform in accordance with the terms of this Agreement and such failure has not been cured within ten
(10) days after the delivery of written notice to Contributor and such New GP Entity, then at the Partnership's option, the Partnership may terminate this Agreement and this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement, or the Partnership may sue for specific performance of this Agreement.

         B. Notwithstanding anything to the contrary contained in this Agreement, if the Partnership fails to perform in accordance with the terms of this Agreement and such failure has not been cured within ten (10) days after the delivery of written notice to the Partnership, then Contributor may terminate this Agreement and this Agreement shall be null and void and no party shall have any further rights or obligations under this Agreement.

9.       MISCELLANEOUS

         A. This Agreement shall not be canceled or merged upon consummation of the Closing.

         B. Prior to the Closing, no party shall release to the public any information with respect to the transactions contemplated herein unless required to do so by applicable law.

         C. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Contributor or any New GP Entity. The Partnership may assign or otherwise transfer all or any portion of its interest under this Agreement, including, without limitation, assignments of the right to purchase any manufactured homes or recreational vehicles to Realty Systems, Inc., or any other affiliate of the Partnership; provided however that no such assignment shall release the Partnership from any liability hereunder. As used in this Agreement, the term "Partnership" shall be deemed to include any assignee or other transferee of the Partnership. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Contributor and the Partnership and their respective successors and assigns.

         D. This Agreement constitutes the entire agreement between Contributor, the New GP Entities and the Partnership with respect to the contribution and assignment of the Interests and shall not be modified or amended except in a written document signed by Contributor, the New GP Entities and the Partnership. Any prior agreement or understanding between Contributor, the New GP Entities and the Partnership concerning the contribution and assignment of the Interests is hereby rendered null and void. All Exhibits attached to this Agreement are hereby incorporated herein and made a part of this Agreement.

         E. This Agreement constitutes an offer by the Partnership which must be accepted by Contributor and the New GP Entities within one (1) business day after the date execution copies of this Agreement are submitted by the Partnership to Contributor and the New GP Entities for execution. If this Agreement is not so accepted and returned to the Partnership within said one (1) business day period, this offer shall be deemed revoked.

         F. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         G. All questions regarding the construction, validity and interpretation of this Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois.

         H. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally (including delivery by overnight courier such as Airborne Express) or by facsimile, addressed as follows:

                  (i)      If to Contributor:

                           EMB/NHC, L.L.C.
                           6991 East Camelback Road
                           Suite B310
                           Scottsdale, Arizona 85251
                           Telephone: (480) 423-5700
                           Telecopy:  (480) 423-5777
                           Attention: David A. Napp

                           with a copy to:

                           Gallagher & Kennedy, P.A.
                           2575 East Camelback Road
                           Phoenix, Arizona 85016
                           Telephone:  (602) 530-8524
                           Telecopy:   (602) 530-8500
                           Attention:  James B. Connor

                  (ii)     If to the Partnership:

                           MHC-ENCORE HOLDINGS, L.P.
                           c/o Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, Illinois  60606
                           Telephone: (312) 279-1400
                           Telecopy:  (312) 279-1710
                           Attention: President

                           With a copy to:

                           Manufactured Home Communities, Inc.
                           Two North Riverside Plaza, Suite 800
                           Chicago, Illinois  60606
                           Telephone: (312) 279-1400
                           Telecopy:  (312) 279-1715
                           Attention: General Counsel
                           and to:

                           Katten Muchin Zavis Rosenman
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois  60661
                           Telephone: (312) 902-5532
                           Telecopy:  (312) 577-8668
                           Attention: Daniel J. Perlman

All notices given in accordance with the terms hereof shall be deemed received when delivered personally or, if sent by facsimile, as of the date of transmission provided an original of such facsimile is also sent by personal delivery. Any party hereto may change its address for receiving notices, requests, demands or other communications by notice sent in accordance with the terms of this Section 9(H).

         I. At the Closing, Contributor shall deliver to the Partnership its affidavit stating, under penalty of perjury, Contributor's U.S. taxpayer identification number and that Contributor is not a foreign person within the meaning of Section 1445 of the Code. The purpose of this affidavit is to assure the Partnership that the withholding of taxes by the Partnership is not required by said Section 1445 upon Contributor's disposition of the Interests, and such certification shall be in form prescribed by said Section 1445 or regulations promulgated pursuant thereto.

         J. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

         K. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulations Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

WITNESSES:                            PARTNERSHIP:

_______________________________       MHC-ENCORE HOLDINGS, L.P.,
Name:__________________________       a Delaware limited partnership

_______________________________
Name:__________________________       By:  MHC-ENCORE MASTER PARTNERSHIP GP,
                                           L.L.C., a Delaware limited liability
                                           company

                                      By:  MHC OPERATING LIMITED PARTNERSHIP,
                                           an Illinois limited partnership, its
                                           sole Member

                                      By:   MANUFACTURED HOME COMMUNITIES, INC.,
                                            a Maryland corporation, as its
                                            General Partner

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

WITNESSES:
                                      CONTRIBUTOR:

_______________________________       EMB/NHC, LLC, a Delaware limited liability
Name:__________________________       company

_______________________________
Name:__________________________       By: ______________________________________
                                          David A. Napp
                                          Manager

                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                       NEW GP ENTITIES:

WITNESSES:

______________________________         EMB/NHC-NEWGP-LEMB, INC., a Delaware
Name:_________________________         corporation
______________________________
Name:_________________________         By: _____________________________________
                                           David A. Napp, Authorized Signatory

WITNESSES:                             EMB/NHC-NEWGP-LEMB II, INC., a Delaware
______________________________         corporation
Name:_________________________
______________________________         By: _____________________________________
Name:_________________________             David A. Napp, Authorized Signatory

WITNESSES:                             EMB/NHC-NEWGP-LEMB III, INC., a Delaware
______________________________         corporation
Name:_________________________
______________________________         By: _____________________________________
Name:________________________              David A. Napp, Authorized Signatory

WITNESSES:                             EMB/NHC-NEWGP-CA3, INC., a Delaware
______________________________         corporation
Name:_________________________
______________________________         By: _____________________________________
Name:_________________________             David A. Napp, Authorized Signatory

WITNESSES:                             EMB/NHC-NEWGP-CA4, INC., a Delaware
______________________________         corporation
Name:_________________________
______________________________         By: _____________________________________
Name:_________________________             David A. Napp, Authorized Signatory

                              SCHEDULE OF EXHIBITS

EXHIBITS A-1 through A-14           Legal Descriptions of Land.

EXHIBIT B                           Form of Assignment and Assumption Agreement.

EXHIBIT C                           Schedule of Existing Loans

EXHIBIT D                           Form of Non-Imputation Affidavit.

EXHIBIT E-1 through E-14            Description of Interests.

                                   EXHIBIT "A"

                            LEGAL DESCRIPTION OF LAND

                               [A-1 THROUGH A-14]

                                   EXHIBIT "B"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of _______ __, 2004 by __________________ ("Assignor"), a limited partner of
______________, L.P., a ___________ limited partnership (the "Partnership"), in favor of ____________________________________ , a ____________________________
("Assignee"). This Assignment is being entered into pursuant to that certain Contribution and Assignment Agreement (the "Agreement") dated as of February ____, 2004, by and among Assignee, Assignor and ______________.

         A. Assignor hereby assigns, sets over, transfers, grants and conveys unto Assignee all of Assignor's right, title and interest in and to the Partnership, including, without limitation, Assignor's interest as a limited partner of the Partnership (collectively, the "Interest"), free and clear of all liens, claims and encumbrances.

         B. Assignee hereby accepts such assignment of the Interest from Assignor and assumes all of the liabilities of Assignor with respect to the Interest arising on and after the date hereof and agrees to perform all of the duties and obligations to be performed by Assignor under the Agreement of Limited Partnership of the Partnership, dated as of ________________, as the same may be amended from time to time (with Assignor remaining responsible for all such liabilities, duties and obligations accruing or arising prior to the date hereof).

         C. The foregoing assignments, setting over, transfers, grants and conveyances are made without representation or warranty of any kind or nature whatsoever, except as may otherwise be expressly set forth in the Agreement. The parties agree to take any further actions and execute and deliver any additional documents which may be necessary or appropriate to evidence and/or effect the transfer and assignment of the Interest from Assignor to Assignee.

         IN WITNESS WHEREOF, the undersigned have caused this Assignment to be executed as of the date first above written.

                                       ASSIGNOR:

                                       _______________________________________

                                             By: _____________________________

                                             Name: ___________________________

                                             Its: ____________________________

                                       ASSIGNEE:

                                       _______________________________________

                                             By: _____________________________

                                             Name:____________________________

                                             Its: ____________________________

                                   EXHIBIT "C"

                           SCHEDULE OF EXISTING LOANS

                                   EXHIBIT "D"

                        FORM OF NON-IMPUTATION AFFIDAVIT

State of__________________ )
                           )ss
County of__________________)

The undersigned, after being first duly sworn, states as follows:

1. The undersigned are all of the members of ___________________ , a ___________________ ("Partnership") which owns the properties described in Exhibit A attached hereto ("Properties").

2. To the best of the knowledge of the undersigned, there exists no unrecorded deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than as described in Title Insurance Commitment Number _________________ issued by ________________ on ________________ (the "Title Commitment").

3. Neither the Partnership nor any of its members have done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Properties, other than as disclosed in the Title Commitment.

4. There exists no litigation nor threatened litigation against the Partnership which purports to affect the Properties.

5. An independent examination of the business records of the Partnership would reveal that the records would not disclose or suggest the existence of any unrecorded legal or equitable interests in the Properties.

6. The undersigned make this affidavit for the purpose of inducing MHC Operating Limited Partnership, an Illinois limited partnership ("MHC") to close the transactions contemplated by that certain Contribution and Assignment Agreement dated as of February ____, 2004 between MHC, as purchaser, and ________________, LLC, a Delaware limited liability company, and the Contributor (as defined therein), as amended from time to time, with the knowledge that MHC and its affiliate _________________ , L.L.C., a Delaware limited liability company (the "Membership Interest Purchaser") to which the partnership interests are being contributed or assigned will rely on the assurances and representations made herein.

                  [Remainder of page intentionally left blank]

Each of the undersigned certify under penalty of perjury that the foregoing is true and correct.

                                             By: _____________________________
                                             Name: ___________________________
                                             Title: __________________________

                          EXHIBIT "E-1" THROUGH "E-14"

                         DESCRIPTION OF EQUITY INTERESTS

                                 [SEE ATTACHED]